Exhibit 10(l)(1)

October 31, 2001

Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223
Attention: Carl Thigpen

Re:	Lease Agreement dated as of February 1, 2000 between Wachovia Capital Investments, Inc., as the Lessor, and Protective Life Insurance Company, as the Lessee, as amended (as amended, the “Lease”); and Investment and Participation Agreement dated as of February 1, 2000 by and among Protective Life Insurance Company, as the Company, Wachovia Capital Investment as Lessor, and the Lease Participants, as amended (as amended, the “Investment Agreement”)

Gentlemen:

        Capitalized terms used herein shall have the meanings attributable thereto in the Investment Agreement.

        The Company has requested that Lessor and Lease Participants consent and allow the Company to sublease a portion of the Facility. Subject to the terms and conditions set forth herein, the Lessor and each Lease Participant hereby (i) consents to the subleasing of the Facility and (ii) waives the requirement in Section 21(c) of the Lease that any sublease shall not have a sublease term ending after the then current Scheduled Lease Termination Date. Such consent and waiver shall apply only to a maximum of six (6) subleases affecting in the aggregate a maximum of 60,000 square feet of the Facility. Each sublease shall have a lease term no longer than ten (10) years. This consent and waiver is expressly conditioned upon the Lessor and one other Lease Participant approving each subtenant prior to the Company executing such sublease.

        The foregoing consent and waiver is strictly limited to its terms. By granting the foregoing consent and waiver, Lessor and each Lease Participant specifically does not consent to or waive any other provisions contained in the Lease, the Investment Agreement or any of the other Operative Documents.

        By its acknowledgment and acceptance hereinbelow, such of the Company and the Guarantor hereby (i) consents to the aforedescribed subleasing requirements and limitations, (ii) agrees to be bound thereby, and (iii) restates and reaffirms its respective obligations under the Operative Documents without defense, counterclaim or setoff.

        This letter may be executed by the parties hereto on any number of separate counterparts, each of which be an original, but all such counterparts shall together constitute but one and the same instrument.

                                                    Yours truly,

                                                     WACHOVIA CAPITAL INVESTMENTS, INC.

                                                     By: /s/Douglas N. Vestal
                                                              Name:  Douglas N. Vestal
                                                              Title: Vice President

                                                     SUNTRUST BANK

                                                     By:  /s/Natlee Bolden
                                                               Name:  Natlee Bolden
                                                               Title: Assistant Vice President

                                                     LASALLE BANK NATIONAL ASSOCIATION

                                                     By:  /s/George L. Kumis
                                                               Name:  George L. Kumis
                                                               Title: Senior Vice President

Acknowledged and Agreed:

PROTECTIVE LIFE INSURANCE COMPANY

By:/s/Carl Thigpen
        Name:  Carl Thigpen
        Title: Vice President

PROTECTIVE LIFE CORPORATION

By:/s/Carl Thigpen
        Name:  Carl Thigpen
        Title: Vice President